Exhibit 10.2

LEASE

(English Translation)

Party A: Sea Dragon Billiard & Snooker Association Ltd.

Party B: Manigood International Industrial Limited (T/A Golden Bahania Duty Free)

Both parties agree to develop Wong Tai Sin Long Cheung Road No. 110, Ho Yuen Centre, 3rd G/F Unit #3 with the following terms:

1.	Party B shall pay rent to Party A of HK $80,000 per month.

2.	Party B shall pay a security deposit consisting of 2 months of base rent (HK $160,000), and first month’s rent upon signing. A 10% discount shall apply for first year starting from 8/1/2004 to 7/31/2005, resulting in monthly rent of HK $72,000. Starting from 8/1/2005, rent shall be HK $80,000.

3.	Party B shall pay Party A the amount of HK $100,000 for 3 air-conditioning units.

4.	The term of this lease shall be from 6/15/04 to 6/30/09.

5.	Rent shall be waived during the tenant improvement period (45 days) from 6/15/04 to 7/31/04.

6.	Party B shall reimburse Party A for the cost of electricity, at the rate of HK $1 per unit. The meter shall be checked monthly.

7.	Party A shall pay the water bill.

8.	The old sign may be changed by Party B.

9.	Party B shall remove all fixtures and improvement prior to occupancy.

10.	If either Party breaches this contract, the other Party shall be compensated in the amount of HK $300,000.

All dollars are in Hong Kong currency.

Sea Dragon Billiard & Snooker Association Ltd.

[signature]
(Authorized Representative)

Manigood International Industrial Limited (T/A Golden Bahania Duty Free)

[signature]
(Authorized Representative)